Exhibit 99.1

United Rentals, Inc. Five Greenwich Office Park Greenwich, CT 06831 tel: 203 622-3131 fax: 203 622-6080

ur.com
United Rentals to Present at the
2011 Citi Global Industrials Conference
GREENWICH, Conn. — September 14, 2011 — United Rentals, Inc. (NYSE: URI) today announced that it will participate in the 2011 Citi Global Industrials Conference on Thursday, September 22, 2011. The conference will include a presentation by Michael Kneeland, chief executive officer, and William Plummer, chief financial officer.
The presentation, which is scheduled to begin at 9:40 a.m. (EDT), will be available via the following link: http://www.veracast.com/webcasts/citigroup/industrials2011/22203213.cfm.
The presentation may also be accessed on www.ur.com, where it will be archived for 90 days.
About United Rentals
United Rentals, Inc. is the largest equipment rental company in the world, with an integrated network of 539 rental locations in 48 states and 10 Canadian provinces. The company’s approximately 7,500 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers for rent approximately 2,900 classes of equipment with a total original cost of $4.18 billion. United Rentals is a member of the Standard & Poor’s MidCap 400 Index and the Russell 2000 Index® and is headquartered in Greenwich, Conn. Additional information about United Rentals is available at unitedrentals.com.
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Contact:
Fred Bratman
(203) 618-7318
Cell: (917) 847-4507
fbratman@ur.com